UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 16, 2009 (September 16, 2009)
DYNAMEX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21057 (Commission File Number)	86-0712225 (I.R.S. Employer Identification No.)

5429 LBJ Freeway, Suite 1000 Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(214) 560-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Dynamex — Fourth Quarter Fiscal Year 2009
September 16, 2009

Item 7.01	Regulation FD Disclosure (Information furnished pursuant to Item 2.02 Results of Operations and Financial Condition)
The following information is furnished pursuant to Item 7.01 (“Regulation FD Disclosure”) and Item 2.02 (“Results of Operations and Financial Condition”). In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished under Items 7.01 and 2.02 and is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section.
Dynamex Inc. issued a press release on September 16, 2009 to announce its Results of Operations and Financial Condition for the Three Month Period Ended July 31, 2009. A copy of the Company’s press release is attached as Exhibit 99.1.
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding EBITDA in the press release as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations. In addition, management uses this measure for reviewing the financial results of the Company and for planning purposes. The press release includes a tabular reconciliation of this non-GAAP financial measure to GAAP net income.
Item 9.01 Financial Statements and Exhibits
99.1	Press release of Dynamex Inc. dated September 16, 2009.
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Dynamex — Fourth Quarter Fiscal Year 2009
September 16, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMEX INC.
Dated: September 16, 2009	By:	/s/ Ray E Schmitz
Ray E. Schmitz
Executive Vice President and Chief Financial Officer

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Dynamex — Fourth Quarter Fiscal Year 2009
September 16, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Dynamex Inc. dated September 16, 2009.
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